Exhibit 99.1

Pixelworks Reports Third Quarter 2013 Financial Results

SAN JOSE, Calif., November 7, 2013 -- Pixelworks, Inc. (NASDAQ: PXLW), a pioneer in innovative video and display processing technology, today announced financial results for the third quarter ended September 30, 2013.

Revenue for the third quarter 2013 was $15.3 million, compared to $9.6 million in the second quarter of 2013 and $16.3 million in the third quarter of 2012. Revenue was up 60.2% sequentially driven by licensing revenue recognized during the third quarter and further ramping of the PA168 for the advanced TV market. Third quarter revenue was lower compared to the prior year quarter primarily as a result of lower chip revenue.

On a GAAP basis, gross profit margin in the third quarter of 2013 was 60.9%, compared to 48.4% in the prior quarter and 47.8% in the third quarter of 2012. Third quarter 2013 GAAP operating expenses were $7.5 million, compared to $9.3 million in the previous quarter and $8.3 million in the third quarter of 2012. For the third quarter of 2013, the Company recorded GAAP net income of $1.5 million, or $0.07 per diluted share, compared to a GAAP net loss of $4.9 million, or $0.26 per share in the second quarter of 2013 and a GAAP net loss of $0.4 million, or $0.02 per share in the third quarter of 2012.

On a non-GAAP basis, gross profit margin in the third quarter of 2013 was 61.6%, compared to 49.7% in the prior quarter and 49.0% in the third quarter of 2012. The increase in gross margin during the quarter was primarily driven by the recognition of higher margin licensing revenue. Third quarter 2013 operating expenses on a non-GAAP basis were $7.0 million, compared to $8.7 million in the prior quarter and $7.7 million in the third quarter of 2012. Operating expenses for the third quarter of 2013 and third quarter of 2012 include a reimbursement to research and development expense as the result of achieving certain milestones related to a previously announced customer co-development agreement. For the third quarter of 2013, the Company recorded non-GAAP net income of $2.1 million, or $0.10 per diluted share, compared with a net loss of $4.2 million, or $0.23 per share, in the prior quarter and net income of $0.3 million, or $0.02 per diluted share, in the third quarter of 2012.

“During the third quarter Pixelworks returned to profitability with revenue growing 60% sequentially driven by increased licensing and product revenues,” said Bruce Walicek, President and CEO of Pixelworks. “We also achieved a number of other significant milestones during the quarter, as we captured a significant licensing engagement, delivered initial samples of our co-development chip, and completed a $10 million equity offering that strengthened our balance sheet. With the achievement of these key milestones, a robust pipeline of customer engagements and licensing opportunities, and mobile products on the horizon, we are excited about the potential for Pixelworks and are well positioned for the future."

The Company will discuss the details of its business outlook for the fourth quarter of 2013 during its conference call scheduled for today, November 7, 2013, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 866-515-2912 and using passcode 35487225. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, November 14, 2013, and can be accessed by calling 888-286-8010 and using passcode 19002753.
About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.
For more information, please visit the Company's Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Bruce Walicek's quote with respect to the Company continuing to see strong interest in its technology as demand for high resolution, high quality video increases across all displays, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Revenue, net	$15,309	$9,554	$16,285	$33,134	$46,139
Cost of revenue (1)	5,987	4,932	8,497	15,213	22,883
Gross profit	9,322	4,622	7,788	17,921	23,256
Operating expenses:
Research and development (2)	4,234	6,010	4,702	16,128	14,510
Selling, general and administrative (3)	3,296	3,274	3,557	10,168	11,368
Total operating expenses	7,530	9,284	8,259	26,296	25,878
Income (loss) from operations	1,792	(4,662)	(471)	(8,375)	(2,622)
Interest expense and other, net	(101)	(97)	(105)	(296)	(304)
Income (loss) before income taxes	1,691	(4,759)	(576)	(8,671)	(2,926)
Provision (benefit) for income taxes	182	165	(176)	149	(789)
Net income (loss)	$1,509	$(4,924)	$(400)	$(8,820)	$(2,137)
Net income (loss) per share:
Basic	$0.07	$(0.26)	$(0.02)	$(0.46)	$(0.12)
Diluted	$0.07	$(0.26)	$(0.02)	$(0.46)	$(0.12)
Weighted average shares outstanding:
Basic	20,128	18,652	18,338	19,085	18,202
Diluted	21,290	18,652	18,338	19,085	18,202
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$77	$98	$142	$266	$430
Stock-based compensation	29	31	42	100	118
(2) Includes stock-based compensation	209	215	214	682	619
(3) Includes stock-based compensation	301	354	296	1,041	793

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,322	$4,622	$7,788	$17,921	$23,256
Additional amortization of non-cancelable prepaid royalty	77	98	142	266	430
Stock-based compensation	29	31	42	100	118
Total reconciling items included in cost of revenue	106	129	184	366	548
Non-GAAP gross profit	$9,428	$4,751	$7,972	$18,287	$23,804
Non-GAAP gross profit margin	61.6%	49.7%	49.0%	55.2%	51.6%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$7,530	$9,284	$8,259	$26,296	$25,878
Reconciling item included in research and development:
Stock-based compensation	209	215	214	682	619
Reconciling item included in selling, general and administrative:
Stock-based compensation	301	354	296	1,041	793
Total reconciling items included in operating expenses	510	569	510	1,723	1,412
Non-GAAP operating expenses	$7,020	$8,715	$7,749	$24,573	$24,466
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$1,509	$(4,924)	$(400)	$(8,820)	$(2,137)
Reconciling items included in cost of revenue	106	129	184	366	548
Reconciling items included in operating expenses	510	569	510	1,723	1,412
Tax effect of non-GAAP adjustments	8	18	28	(17)	20
Non-GAAP net income (loss)	$2,133	$(4,208)	$322	$(6,748)	$(157)
Non-GAAP net income (loss) per share:
Basic	$0.11	$(0.23)	$0.02	$(0.35)	$(0.01)
Diluted	$0.10	$(0.23)	$0.02	$(0.35)	$(0.01)
Non-GAAP weighted average shares outstanding:
Basic	20,128	18,652	18,338	19,085	18,202
Diluted	21,290	18,652	19,105	19,085	18,202

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$1,509	$(4,924)	$(400)	$(8,820)	$(2,137)
Stock-based compensation	539	600	552	1,823	1,530
Additional amortization of non-cancelable prepaid royalty	77	98	142	266	430
Tax effect of non-GAAP adjustments	8	18	28	(17)	20
Non-GAAP net income (loss)	$2,133	$(4,208)	$322	$(6,748)	$(157)
EBITDA adjustments:
Depreciation and amortization	$1,103	$1,081	$1,193	$3,242	$3,541
Interest expense and other, net	101	97	105	296	304
Non-GAAP provision (benefit) for income taxes	174	147	(204)	166	(809)
Adjusted EBITDA	$3,511	$(2,883)	$1,416	$(3,044)	$2,879

* Adjusted EBITDA differs from GAAP net income (loss) due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$21,477	$13,404
Accounts receivable, net	2,470	3,772
Inventories	2,269	2,702
Prepaid expenses and other current assets	1,270	1,727
Total current assets	27,486	21,605
Property and equipment, net	4,592	6,283
Other assets, net	3,067	1,653
Total assets	$35,145	$29,541
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,499	$2,224
Accrued liabilities and current portion of long-term liabilities	11,525	8,666
Current portion of income taxes payable	147	207
Total current liabilities	14,171	11,097
Long-term liabilities, net of current portion	1,170	1,445
Income taxes payable, net of current portion	2,152	2,331
Total liabilities	17,493	14,873
Shareholders’ equity	17,652	14,668
Total liabilities and shareholders’ equity	$35,145	$29,541

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com